EXHIBIT 10.14
October 20, 2006
Ansoft Corporation
225 West Station Square Drive
Suite 200
Pittsburgh, PA 15219
Attention: Shane Emswiler
Re: Renewal of Expiration Date for $30,000,000.00 Revolving Credit Facility Commitment
Dear Mr. Emswiler:
     Capitalized terms used herein shall have the meanings ascribed to them in the Loan Agreement (as hereinafter defined). We are pleased to inform you that your Revolving Credit Facility Commitment has been renewed. The Revolving Credit Facility Expiry Date, as set forth in that certain Loan Agreement dated October 21, 2004 (the “Loan Agreement”), has been extended from October 21, 2006 to October 21, 2007, effective on October 22, 2006. All other terms and conditions of the Loan Agreement, and all Loan Documents executed and delivered in connection therewith, remain in full force and effect.
     It has been a pleasure working with you and I look forward to a continued successful relationship. Thank you again for your business.

Very truly yours, PNC BANK, NATIONAL ASSOCIATION
By:	/s/ Michael L. Hammond
Michael L. Hammond
Senior Vice President

A member of The PNC Financial Services Group
One PNC Plaza 249 Fifth Avenue Pittsburgh Pennsylvania 15222 2707